UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 4, 2007
HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Maryland	001-13417	13-3950486

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
200 Metroplex Drive, Suite 100, Edison, New Jersey 08817

(Address of Principal Executive Offices)
Registrant’s telephone number, including area code (732) 548-0101
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS
SIGNATURE
INDEX TO EXHIBITS
EX-10.38.9.1 Waiver, dated as of December 4, 2007, related to Stock Purchase Agreement dated as of August 10, 2007, between RCG PB, Ltd. and Hanover Capital Mortgage Holdings, Inc.

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On December 4, 2007, Hanover Capital Mortgage Holdings, Inc. (“Hanover”), entered into a waiver (“Waiver”) related to certain provisions of the Stock Purchase Agreement (“Agreement”) dated as of August 10, 2007, between Hanover and RCG PB, Ltd. (“Ramius”).
     Pursuant to Section 5(a)(i)(A) of the Agreement, Hanover agreed to file a shelf registration statement (the “Shelf Registration Statement”) with the Securities and Exchange Commission within no more than 120 days from August 10, 2007, i.e., by December 7, 2007, (the “Shelf Filing Deadline”).
     Per the terms of the Waiver, Ramius has agreed that, notwithstanding anything in the Agreement or in the Second Amended and Restated Annex I (“Annex I”), dated as of November 13, 2007, forming a part of the TBMA Master Repurchase Agreement (1996 Version) dated as of August 10, 2007 (the “Master Agreement” and, together with Annex I, Annex II and any schedules and exhibits thereto, the “MRA”), Ramius waives (a) the requirement in Section 5(a)(i)(A) of the Agreement to file the Shelf Registration Statement by the Shelf Filing Deadline, and (b) any default or Event of Default (as defined in the MRA) (which shall be deemed not to have occurred or be continuing) under Section 11(a)(iv) of the MRA or otherwise that arises or may arise from the failure of Hanover to file the Shelf Registration Statement by the Shelf Filing Deadline.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits

10.38.9.1	Waiver, dated as of December 4, 2007, related to Stock Purchase Agreement dated as of August 10, 2007, between RCG PB, Ltd. and Hanover Capital Mortgage Holdings, Inc.
[signature on following page]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
Date: December 10, 2007	By:	/s/ Harold F. McElraft
Harold F. McElraft, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION

Exhibit 10.38.9.1	Waiver, dated as of December 4, 2007, related to Stock Purchase Agreement dated as of August 10, 2007, between RCG PB, Ltd. and Hanover Capital Mortgage Holdings, Inc.